UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HUDSON VALLEY HOLDING CORP.
(Exact name of registrant as specified in its charter)

New York	13-3148745
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21 Scarsdale Road, Yonkers, New York	10707
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.20 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates (if applicable):	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This registration statement is filed with the Securities and Exchange Commission in connection with the company’s transfer of its listing of common stock to the New York Stock Exchange.

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Common Stock, par value $0.20 per share (the “Common Stock”), of Hudson Valley Holding Corp. (the “Registrant”) to be registered hereunder, reference is made to the information under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-161165) filed with the Securities and Exchange Commission on August 7, 2009, as amended on August 17, 2009 and August 21, 2009, and as may be further amended from time-to-time and the prospectus filed by the Registrant pursuant to Rule 424(b)(5) under the Securities Act of 1933 on October 28, 2009 for the purpose of updating such description, which information is incorporated herein by reference and made part of this Registration Statement on Form 8-A in its entirety.

Item 2.  Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the Common Stock registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 21, 2011
HUDSON VALLEY HOLDING CORP.

	By:	/s/ Stephen R. Brown
Stephen R. Brown
Senior Executive Vice President and
Chief Financial Officer